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Filed Pursuant to Rule 424(b)5
Registration No. 333-202807

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, nor are they soliciting offers to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 27, 2015

PRELIMINARY PROSPECTUS SUPPLEMENT
(to Prospectus dated May 6, 2015)

                     Shares

Egalet Corporation

Common Stock

        We are offering                   shares of our common stock, par value $0.001 per share.

        Our common stock is listed on The NASDAQ Global Market under the symbol "EGLT." The last reported sale price of our common stock on The NASDAQ Global Market on July 24, 2015 was $12.15 per share.

        We are an "emerging growth company" under applicable Securities and Exchange Commission rules and are eligible for reduced public company disclosure requirements. See "Prospectus Supplement Summary—Implications of Being an Emerging Growth Company."

        Investing in our common stock involves a high degree of risk. See "Risk Factors" on page S-5 of this prospectus supplement, page 2 of the accompanying prospectus and in the documents we incorporate by reference in this prospectus supplement to read about factors you should consider before buying shares of our common stock.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to us	$	$

(1)
We refer you to "Underwriting" beginning on page S-15 of this prospectus supplement for additional information regarding total underwriter compensation.

        The underwriters have the option for 30 days from the date of this prospectus supplement to purchase up to an additional                 shares of common stock from us at the public offering price less the underwriting discounts and commissions. See "Underwriting" for more information.

        The underwriters expect to deliver the shares against payment in New York, New York on                 , 2015.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Joint Bookrunning Managers

Stifel	Guggenheim Securities

The date of this prospectus supplement is July     , 2015.

EXPLANATORY NOTE

        On November 26, 2013, Egalet Corporation (the "Company") acquired all of the outstanding shares of Egalet Limited ("Egalet UK"). As a result, Egalet UK became a wholly-owned subsidiary of the Company, and the former shareholders of Egalet UK received shares of the Company (the "Share Exchange"). Unless the context otherwise requires or as otherwise indicated, as used in this prospectus supplement and the accompanying prospectus, the terms "Egalet," "we," "us," "our," "our company" and "our business" refers to the Company and its consolidated subsidiaries for all periods subsequent to the Share Exchange, and to Egalet UK for all periods prior to the Share Exchange. The Egalet logo is our trademark and Egalet is our registered trademark. All other trade names, trademarks and service marks appearing in this prospectus supplement and the accompanying prospectus are the property of their respective owners. We have assumed that the reader understands that all such terms are source-indicating. Accordingly, such terms, when first mentioned in this prospectus supplement or the accompanying prospectus, appear with the trade name, trademark or service mark notice and then throughout the remainder of this prospectus supplement and the accompanying prospectus without the trade name, trademark or service mark notices for convenience only and should not be construed as being used in a descriptive or generic sense. Unless otherwise indicated, all statistical information provided about our business in this prospectus supplement and the accompanying prospectus is as of March 31, 2015.

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S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

        This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under this prospectus supplement and the accompanying base prospectus, we are offering            shares of our common stock at a public offering price of $            per share. We provide information to you about this offering of shares of our common stock in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying base prospectus, which provides general information, some of which may not apply to this offering. Generally, unless the context indicates otherwise, when we refer to this "prospectus," we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference in this prospectus supplement), the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates. You should also read and consider the additional information under the captions "Information Incorporated by Reference and Available Information" in this prospectus supplement.

        In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus supplement, in the accompanying base prospectus and in any free writing prospectus with respect to this offering filed by us with the SEC. We have not authorized any person to provide you with different or additional information. If anyone provides you with different, additional or inconsistent information you should not rely on it. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus, any free writing prospectus with respect to the offering filed by us with the SEC and the documents incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

        We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. In addition, the assertions embodied in any representations, warranties and covenants contained in such agreements may be subject to qualifications with respect to knowledge and materiality different from those applicable to investors and may be qualified by information in disclosure schedules. These disclosure schedules may contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the agreements.Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

        We obtained the industry, market and competitive position data in this prospectus from our own internal estimates and research as well as from industry and general publications and research surveys and studies conducted by third parties. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate is necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in "Risk Factors" and elsewhere in this prospectus. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and us.

S-iii

        We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying base prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying base prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying base prospectus outside the United States. This prospectus supplement and the accompanying base prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying base prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

        In this prospectus, we use the term "day" to refer to a calendar day, and we use the term "business day" to refer to any day other than Saturday, Sunday, a legal holiday or a day on which banks in New York City are authorized or required to close. We maintain a website at www.egalet.com. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider that information to be part of this prospectus.

        We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein includes forward-looking statements. We may, in some cases, use terms such as "believes," "estimates," "anticipates," "expects," "plans," "intends," "may," "could," "might," "will," "should," "approximately" or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, our ongoing and planned preclinical development and clinical trials, the timing of and our ability to make regulatory filings and obtain and maintain regulatory approvals for our product candidates, our intellectual property position, the degree of clinical utility of our products, particularly in specific patient populations, our ability to develop commercial functions, expectations regarding clinical trial data, our results of operations, cash needs, spending of the proceeds from our initial public offering and this offering, financial condition, liquidity, prospects, growth and strategies, the industry in which we operate and the trends that may affect the industry or us.

        By their nature, forward-looking statements involve risks and uncertainties because they relate to events, competitive dynamics and industry change, and depend on the economic circumstances that may or may not occur in the future or may occur on longer or shorter timelines than anticipated. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from the forward-looking statements contained in this prospectus. In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate are consistent with the forward-looking statements contained in this prospectus, they may not be predictive of results or developments in future periods.

        Actual results could differ materially from our forward-looking statements due to a number of factors, including risks related to:

  •
  our estimates regarding expenses, future revenues, capital requirements and needs for additional financing;

S-iv

  •
  the success and timing of our preclinical studies and clinical trials;

  •
  the difficulties in obtaining and maintaining regulatory approval of our products and product candidates, and the labeling under any approval we may obtain;

  •
  our plans and ability to develop and commercialize our products and product candidates;

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  our ability to achieve the milestones set forth in our collaboration agreement with Shionogi Limited;

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  our failure to recruit or retain key scientific or management personnel or to retain our executive officers;

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  the accuracy of our estimates of the size and characteristics of the potential markets for our product candidates and our ability to serve those markets;

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  regulatory developments in the United States and foreign countries;

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  the rate and degree of market acceptance of any of our product candidates;

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  our use of the proceeds from our initial public offering and this offering;

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  our ability to obtain additional financing;

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  obtaining and maintaining intellectual property protection for our product candidates and our proprietary technology;

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  our ability to operate our business without infringing the intellectual property rights of others;

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  the successful development of our commercialization capabilities, including sales and marketing capabilities;

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  recently enacted and future legislation regarding the healthcare system;

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  the success of competing products that are or become available; and

  •
  the performance of third parties, including contract research organizations and manufacturers.

        You should also read carefully the factors described in the "Risk Factors" section of this prospectus and elsewhere to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified timeframe, or at all.

        Any forward-looking statements that we make in this prospectus speak only as of the date of such statement, and, except as required by applicable law, we undertake no obligation to update such statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

S-v

 PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights some of the information contained elsewhere in this prospectus supplement and the documents incorporated by reference herein. It is not complete and may not contain all of the information that you may want to consider. To fully understand the offering, you should read carefully the entire prospectus and the documents incorporated by reference herein, including the section entitled "Risk Factors," before making a decision to invest in the common stock.

The Company

        Egalet is a fully integrated specialty pharmaceutical company developing, manufacturing and commercializing innovative medicines for patients with acute and chronic pain while helping to protect physicians, families and communities from the burden of prescription abuse. On January 8, 2015, we announced the acquisition and license of two innovative pain products, SPRIX® (ketorolac tromethamine) Nasal Spray and OXAYDO™ (oxycodone HCI, USP) tablets for oral use only—CII, both approved by the U.S. Food and Drug Administration ("FDA") to treat pain. SPRIX Nasal Spray, a non-steroidal anti-inflammatory drug ("NSAID"), is indicated in adult patients for the short-term (up to five days) management of moderate to moderately severe pain that requires analgesia at the opioid level. OXAYDO is the first and only approved immediate-release ("IR") oxycodone product formulated to discourage abuse via snorting, for the management of acute and chronic moderate to severe pain where an opioid is appropriate. In addition, using our proprietary Guardian™ Technology, we are developing a pipeline of clinical-stage, opioid-based product candidates that are specifically designed to deter abuse by physical and chemical manipulation. In the second quarter of 2015, we completed a pivotal bioequivalence ("BE") study for our lead product candidate based on our proprietary technology, Egalet-001, an abuse-deterrent, extended-release, oral morphine formulation, and initiated a Phase 3 program for our second product candidate, Egalet-002, an abuse-deterrent, extended-release, oral oxycodone formulation. We plan to submit a new drug application ("NDA") for Egalet-001 in the fourth quarter of 2015 and an NDA for Egalet-002 in mid-2017. We also have a collaboration and license agreement with Shionogi Limited ("Shionogi") to develop, manufacture and commercialize abuse-deterrent hydrocodone-based product candidates using our technology.

        Our Guardian Technology, which allows us to create physical and chemical barriers intended to deter the most common methods of abuse that are specific to a particular drug, can be applied broadly across different classes of pharmaceutical products and can be used to develop combination products that include multiple active pharmaceutical ingredients with similar or different release profiles and offers us a number of long-term growth opportunities. To commercialize SPRIX and OXAYDO and ultimately our pipeline products candidates, we have built a 50 person specialty sales force targeting the approximately 7,000 physicians in the high-decile of prescribing pain medicines in the United States. We intend to consider partnerships to access third-party sales representatives who target primary care and internal medicine physicians in the United States and collaborations with other companies to develop and commercialize our product candidates outside the United States.

Corporate Information

        Our principal executive offices are located at 460 East Swedesford Road, Suite 1050, Wayne, PA 19087. We maintain a website at www.egalet.com. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider that information to be part of this prospectus.

Implications of Being an Emerging Growth Company

        We are an "emerging growth company," as defined in the Jumpstart Our Business Startups Act of 2012. We will remain an emerging growth company until the earlier of (1) the beginning of the first fiscal year following the fifth anniversary of our initial public offering, or January 1, 2020, (2) the beginning of the first fiscal year after our annual gross revenue is $1.0 billion or more, (3) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities and (4) as of the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year.

        For as long as we remain an "emerging growth company," we may take advantage of certain exemptions from various reporting requirements that are applicable to public companies that are not "emerging growth companies" including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation and financial statements in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote to approve executive compensation and shareholder approval of any golden parachute payments not previously approved. We will take advantage of these reporting exemptions until we are no longer an "emerging growth company."

Preliminary Financial Data as of June 30, 2015 and Certain Other Information

        We had cash and cash equivalents of approximately $107 million to $109 million as of June 30, 2015. This information is preliminary, has not been reviewed by our independent registered public accounting firm and is subject to the completion of our financial closing process. Our consolidated financial statements as of and for the quarter ended June 30, 2015 will be included in our first quarterly report on Form 10-Q to be filed with the Securities and Exchange Commission following this offering. Our actual cash and cash equivalents balance may differ from the amounts set forth above as a result of financial adjustments and those changes could be material.

        Based on our current cash resources, the proceeds of this offering, expected revenue contributions from our existing approved products, SPRIX and OXAYDO, the revenue contributions upon the potential approval of Egalet-001, and an anticipated quarterly cash burn rate of $18-22 million, we believe that we will have adequate cash resources to fund our operations until we become cash flow break-even.

 THE OFFERING

Common stock offered by Egalet	shares.
Shares of common stock to be outstanding after this offering(1)	shares, or shares if the underwriters' option to purchase additional shares is exercised in full.
Option to purchase additional shares
We have granted the underwriters an option for a period of up to 30 days from the date of this prospectus supplement to purchase up to an additional shares of our common stock at the public offering price less underwriting discounts and commissions.
Use of proceeds
We estimate that the net proceeds to us from this offering, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $ million, or approximately $ million if the underwriters exercise their option to purchase additional shares from us in full. We plan to use the net proceeds from this offering, together with our existing cash and cash equivalents, to fund research and development, including life cycle management for SPRIX® (ketorolac tromethamine) Nasal Spray and OXAYDO™ (oxycodone HCI, USP), to expand our commercial sales and marketing efforts, and for general corporate purposes, including potential business development opportunities. See "Use of Proceeds" on page S-8 of this prospectus supplement.
Risk factors
Investing in our common stock involves a high degree of risk. You should carefully read and consider the information set forth under "Risk Factors" on page S-5 of this prospectus supplement and page 2 of the accompanying prospectus and in the documents incorporated by reference herein to read about factors you should consider before buying shares of our common stock.
Common stock symbol	Our common stock is listed on The NASDAQ Global Market under the symbol "EGLT."
Lock-Up Agreements
We, our directors and our executive officers have agreed with the underwriters that, without the prior written consent of Stifel, Nicolaus & Company, Incorporated and Guggenheim Securities, LLC, subject to certain exceptions, neither we nor our directors or executive officers will, for a period of 90 days following the date of this prospectus supplement, offer or contract to sell any of our common stock.

(1)
The number of shares of common stock to be outstanding immediately after this offering is based on 17,323,663 shares outstanding on March 31, 2015 and excludes the following as of that date:

•
up to 4,102,360 shares of our common stock issuable upon the exercise of our 5.50% Senior Convertible Notes due 2020 (the "Convertible Senior Notes") (excluding any additional shares issued in connection with any "make whole" premium on the Convertible Senior Notes);

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outstanding options representing the right to purchase a total of 866,048 shares of common stock at a weighted average exercise price of $7.97 per share;

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outstanding warrants representing the right to purchase a total of 113,421 shares of common stock at a weighted average exercise price of $5.29 per share; and

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1,377,792 shares of common stock reserved for future issuance under our 2013 Stock-Based Incentive Plan (the "2013 Plan").

Except as otherwise noted, all information in this prospectus supplement assumes no exercise of the underwriters' option to purchase additional shares.

RISK FACTORS

        Investing in our common stock involves a high degree of risk. You should carefully consider the risks described below and under the section captioned "Risk Factors" contained in our most recent Annual Report on Form 10-K, as revised and supplemented by our Quarterly Reports on Form 10-Q filed since the filing of our most recent Annual Report on Form 10-K, each of which is incorporated by reference herein, together with the other information contained or incorporated by reference in this prospectus before making a decision to invest in our securities. We cannot assure you that any of the events discussed in the risk factors below will not occur. These risks could have a material and adverse impact on our business, results of operations, financial condition and cash flows, and our future prospects would likely be materially and adversely affected. If that were to happen, the trading price of our common stock could decline, and you could lose all or part of your investment.

 Risks Related to Our Common Stock and this Offering

Resales of our common stock in the public market during this offering by our stockholders may cause the market price of our common stock to fall.

        The issuance of new shares of our common stock in this offering could result in resales of our common stock by our current stockholders concerned about the potential dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our common stock. A substantial majority of the outstanding shares of our common stock are, and all of the shares sold in this offering upon issuance will be, freely tradable without restriction or further registration under the Securities Act of 1933, as amended, or the Securities Act.

Our stock price has been and may in the future be extremely volatile. In addition, because our common stock has historically been traded at low volume levels, our investors' ability to trade our common stock may be limited. As a result, investors may lose all or a significant portion of their investment.

        Our stock price has been volatile. Since our initial public offering in February 2014, the closing sales price of our common stock ranged from a high of $18.83 per share to a low of $3.96 per share. The stock market has also experienced periods of significant price and volume fluctuations, and the market prices of biotechnology companies in particular have historically been highly volatile, at times for reasons that have been unrelated to the operating performance of particular companies. In addition to this market risk, the market price for our common stock may be influenced by many factors, including:

  •
  our plans and ability to develop and commercialize our products and product candidates;

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  the success and timing of our preclinical studies and clinical trials;

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  our ability to achieve the milestones set forth in our collaboration agreement with Shionogi Limited;

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  our failure to recruit or retain key scientific or management personnel or to retain our executive officers;

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  regulatory developments in the United States and foreign countries;

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  the rate and degree of market acceptance of any of our product candidates;

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  our ability to operate our business without infringing the intellectual property rights of others;

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  the successful development of our commercialization capabilities, including sales and marketing capabilities;

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  recently enacted and future legislation regarding the healthcare system;

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  the success of competing products that are or become available;

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  the performance of third parties, including contract research organizations and manufacturers;

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  general economic, industry and market conditions; and

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  the other factors described in this "Risk Factors" section, the "Risk Factors" section of the accompanying base prospectus and in Part 1, Item 1A "Risk Factors" of our annual report on Form 10-K filed with the SEC on March 16, 2015.

Further, our common stock has historically been traded at low volume levels and may continue to trade at low volume levels. As a result, any large purchase or sale of our common stock could have a significant impact on the price of our common stock and it may be difficult for investors to sell our common stock in the market without depressing the market price for the common stock or at all.

        As a result of the foregoing, investors may not be able to resell their shares at or above the price they paid for such shares. Investors in our common stock must be willing to bear the risk of fluctuations in the price of our common stock and the risk that the value of their investment in our stock could decline.

You will experience immediate and substantial dilution in the book value per share of the common stock you purchase and may experience further dilution in the future as a result of equity offerings and other issuances of our common stock of other securities.

        The offering price of our common stock being offered is substantially higher than the net tangible book value per share of our common stock outstanding prior to this offering. If you purchase our common stock in this offering at an assumed public offering price of $12.15 per share (the last reported sale price of our common stock on The NASDAQ Global Market on July 24, 2015), and assuming that we sell $50,000,000 of shares in this offering, then you will incur immediate dilution of $9.26 in net tangible book value per share from the price you paid. For a further description of the dilution that you will experience immediately after this offering, see the section of this prospectus supplement titled "Dilution."

        To raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders.

        As of March 31, 2015, there were outstanding options representing the right to purchase a total of 866,048 shares of our common stock at a weighted average exercise price of $7.97 per share, outstanding warrants representing the right to purchase a total of 113,421 shares of our common stock at a weighted-average exercise price of $5.29 per share, 1,377,792 shares of our common stock reserved for future issuance under the 2013 Plan and up to 4,102,360 shares of our common stock issuable upon conversion of the Convertible Senior Notes. You will incur dilution upon exercise of any outstanding stock options or warrants or upon the issuance of shares of common stock under our stock incentive programs.

We will have broad discretion in the use of the net proceeds from this offering and may allocate the net proceeds from this offering in ways that you and other stockholders may not approve.

        Our management will have broad discretion in the use of the net proceeds, including for any of the purposes described in the section entitled "Use of Proceeds," and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure of our management to use these funds effectively could have a material adverse effect on our business, cause the market price of our common stock to decline and delay the development or commercialization of our products and product candidates. Pending their ultimate use, we intend to invest the net proceeds in short-term, investment-grade, interest-bearing instruments. We may also use a portion of the net proceeds to acquire or invest in complementary businesses, products, and technologies. These investments may not yield a favorable return to our stockholders.

Sales of a substantial number of shares of our common stock, or the perception that such sales might occur, could adversely affect the trading price of our common stock.

        As of March 31, 2015, we had 17,323,663 shares of our common stock outstanding. Also, we had, as of March 31, 2015, 979,470 shares of our common stock issuable upon the exercise of outstanding options and warrants, and up to 4,102,360 shares of our common stock issuable upon conversion of the Convertible Senior Notes. After this offering, we will have                    shares of common stock outstanding. A substantial portion of the outstanding shares of our common stock are, and all of the shares sold in this offering upon issuance will be freely tradable without restriction or further registration under the Securities Act unless these shares are owned or purchased by "affiliates" as that term is defined in Rule 144 under the Securities Act. Of our shares outstanding as of March 31, 2015, 3,203,872 are subject to a contractual lock-up with the underwriters for this offering for a period of 90 days following this offering. These shares can be sold, subject to any applicable volume limitations under federal securities laws, after the earlier of the expiration of, or release from, the 90-day lock-up period. Sales of a substantial number of shares of our common stock, or the perception that such sales might occur, could adversely affect the trading price of our common stock. Further, sales of shares underlying stock options and warrants or the conversion of our Convertible Notes into common shares, or the perception in the market that the holders of a large number of shares intend to sell shares or that large number of convertible noteholders intend to convert their notes, could reduce the market price of our common stock.

Because we do not intend to declare cash dividends on our shares of common stock in the foreseeable future, stockholders must rely on appreciation of the value of our common stock for any return on their investment.

        We have never declared or paid cash dividends on our common stock and do not anticipate declaring or paying any cash dividends in the foreseeable future. In addition, the terms of any existing or future debt agreements may preclude us from paying dividends. As a result, we expect that only appreciation of the price of our common stock, if any, will provide a return to investors in this offering for the foreseeable future.

Servicing our debt requires a significant amount of cash, and we may not have sufficient cash flow from our business to pay our debt.

        In April and May 2015, we issued the Convertible Senior Notes. As of June 30, 2015, $61.0 million of principal amount of the Convertible Senior Notes remained outstanding. We also have entered into a loan and security agreement, or the Hercules Agreement, with Hercules Technology Growth Capital, Inc., pursuant to which we have borrowed $15.0 million. Our ability to make scheduled payments of the principal of, to pay interest on or to refinance our indebtedness, including the Convertible Senior Notes and our borrowings under the Hercules Agreement, depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. Our business may not continue to generate cash flow from operations in the future sufficient to service our debt and make necessary capital expenditures. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations. Moreover, we may be required to use a substantial portion of our cash flow from operations to make debt service payments.

USE OF PROCEEDS

        We estimate that the net proceeds from the sale of the shares of common stock in this offering will be approximately $         million, or approximately $         million if the underwriters exercise in full their option to purchase additional shares, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

        We currently intend to use $             million of the net proceeds from this offering to fund research and development, including life cycle management for SPRIX® (ketorolac tromethamine) Nasal Spray and OXAYDO™ (oxycodone HCI, USP), to expand our commercial sales and marketing efforts, and the remainder for general corporate purposes, including potential business development opportunities. We may also use a portion of the net proceeds for the licensing or acquisition of complementary products, technologies or businesses. However, we have no present plans, agreements or commitments with respect to any potential acquisition, investment or license.

        As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from this offering. The timing and amount of our actual expenditures will be based on many factors. Unless otherwise indicated in the prospectus supplement, our management will have broad discretion to allocate the net proceeds of the offerings. Pending their ultimate use, we intend to invest the net proceeds in short-term, investment-grade, interest-bearing instruments.

CAPITALIZATION

        The following table sets forth (in thousands) our consolidated cash and capitalization as of March 31, 2015:

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  on an actual basis;

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  on a pro forma basis to give effect to the April 7, 2015 and May 6, 2015 issuance and sale of the Convertible Senior Notes; and

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  on a pro forma as adjusted basis to give effect to the assumed issuance and sale of $50,000,000 of shares of our common stock in this offering at an assumed public offering price of $12.15 per share, the last reported sale price of our common stock on The NASDAQ Global Market on July 24, 2015, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

	As of March 31, 2015
	Actual	Pro Forma	Pro Forma as Adjusted
Cash, cash equivalents, and marketable securities available for sale	$53,887	$110,767	$157,517

Debt:
Debt under the Senior Secured Loan Agreement	$14,509	$14,509	$14,509
Due to Acura Pharmaceuticals	2,500	2,500	2,500
5.50% Convertible Senior Notes due 2020(1)	—	61,000	61,000

Total debt	17,009	78,009	78,009
Stockholders (Deficit) Equity:
Common stock	17	17	21
Additional paid-in capital	122,471	122,471	169,217
Accumulated other comprehensive income	(986)	(986)	(986)
Accumulated deficit	(93,334)	(93,334)	(93,334)

Total stockholders' equity	28,168	28,168	74,918

Total Capitalization	$45,177	$106,177	$152,927

(1)
In accordance with ASC 470-20, convertible debt that may be wholly or partially settled in cash (such as the 5.50% Convertible Senior Notes due 2020) is required to be separated into a liability and an equity component, such that interest expense reflects the issuer's non-convertible debt interest rate. Upon issuance, a debt discount is recognized as a decrease in debt and an increase in equity. The debt component will accrete up to the principal amount ($61 million in aggregate for the 5.50% Convertible Senior Notes due 2020) over the expected term of the debt. ASC 470-20 does not affect the actual amount that we are required to repay, and the amount shown in the table above for the notes is the aggregate principal amount of the notes, without reflecting the debt discount or fees and expenses that we are required to recognize in our consolidated balance sheet or the portion of the notes that is expected to be accounted for as additional paid in capital.

DILUTION

        If you invest in our common stock in this offering, your interest will be diluted immediately to the extent of the difference between the public offering price per share you will pay in this offering and the as adjusted net tangible book value per share of our common stock after this offering. Our historical net tangible book value as of March 31, 2015 was $15.3 million, or $0.88 per share, based on 17,323,663 shares of common stock outstanding as of such date. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of March 31, 2015.

        After giving effect to the issuance of the Convertible Senior Notes in April and May 2015 and the assumed sale of $50,000,000 of shares of our common stock in this offering at an assumed public offering price of $12.15 per share (the last reported sale price of our common stock on The NASDAQ Global Market on July 24, 2015), and after deducting the estimated underwriting discounts and commissions and estimated offering expenses we will pay in connection with this offering, our pro forma as adjusted net tangible book value as of March 31, 2015 would have been approximately $62.0 million, or $2.89 per share. This represents an immediate increase in net tangible book value of $2.01 per share to existing stockholders and immediate dilution in net tangible book value of $9.26 per share to new investors purchasing our common stock in this offering. The following table illustrates this dilution on a per share basis.

Assumed public offering price per share		$12.15
Net tangible book value per share as of March 31, 2015	$0.88
Increase per share attributable to new investors	2.01

Pro forma as adjusted net tangible book value per share after this offering		2.89

Dilution per share to new investors in this offering		$9.26

        If the underwriters exercise in full their option to purchase an assumed $7,500,000 of additional shares of common stock at the assumed public offering price of $12.15 per share (the last reported sale price of our common stock on The NASDAQ Global Market on July 24, 2015), the pro forma as adjusted net tangible book value after this offering would be $3.13 per share, representing an increase in net tangible book value of $2.25 per share to existing stockholders and immediate dilution in net tangible book value of $9.02 per share to new investors purchasing our common stock in this offering.

        A $1.00 increase (decrease) in the assumed public offering price of $12.15 per share, which was the last reported sale price of our common stock on The NASDAQ Global Market on July 24, 2015, would increase (decrease) dilution per share to new investors by approximately $0.95 after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

        To the extent that outstanding options or warrants are exercised, Convertible Senior Notes are converted into common stock or we issue shares of common stock under our stock incentive plans, investors purchasing our common stock in this offering may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

 MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following is a general discussion of the material U.S. federal income considerations applicable to non-U.S. holders with respect to their ownership and disposition of shares of our common stock acquired in this offering. This discussion is for general information only and is not tax advice. Accordingly, all prospective non-U.S. holders of our common stock should consult their own tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of our common stock. For purposes of this discussion, a non-U.S. holder means a beneficial owner of our common stock who is not for U.S. federal income tax purposes:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation or any other organization taxable as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States or of any state thereof or the District of Columbia;

  •
  an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

  •
  a trust if (1) a U.S. court is able to exercise primary supervision over the trust's administration and one or more U.S. persons have the authority to control all of the trust's substantial decisions or (2) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

        This discussion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended, which we refer to as the Code, existing and proposed U.S. Treasury Regulations promulgated thereunder, current administrative rulings and judicial decisions, all as in effect as of the date of this prospectus supplement, all of which are subject to change or to differing interpretation, possibly with retroactive effect. Any change could alter the tax consequences to non-U.S. holders described in this prospectus supplement. We assume in this discussion that a non-U.S. holder holds shares of our common stock as a capital asset (generally property held for investment).

        This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular non-U.S. holder in light of that non-U.S. holder's individual circumstances, does not address the alternative minimum or Medicare contribution taxes, and does not address any aspects of U.S. state, local or non-U.S. taxes or any U.S. federal taxes other than income tax. This discussion also does not consider any specific facts or circumstances that may apply to a non-U.S. holder and does not address the special tax rules applicable to particular non-U.S. holders, such as:

  •
  insurance companies;

  •
  tax-exempt organizations;

  •
  financial institutions;

  •
  brokers or dealers in securities;

  •
  regulated investment companies;

  •
  pension plans;

  •
  controlled foreign corporations;

  •
  passive foreign investment companies;

  •
  owners that hold our common stock as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment; and

  •
  certain U.S. expatriates.

        In addition, this discussion does not address the tax treatment of partnerships or persons who hold our common stock through partnerships or other pass-through entities for U.S. federal income tax purposes. A partner in a partnership or other pass-through entity that will hold our common stock should consult his, her or its own tax advisor regarding the tax consequences of acquiring, holding and disposing of our common stock through a partnership or other pass-through entity, as applicable.

        There can be no assurance that the Internal Revenue Service, which we refer to as the IRS, will not challenge one or more of the tax consequences described herein. We have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income tax consequences to a non-U.S. holder of the purchase, ownership or disposition of our common stock.

Distributions on Our Common Stock

        Distributions, if any, on our common stock generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the non-U.S. holder's investment, up to such holder's tax basis in the common stock. Any remaining excess will be treated as capital gain, subject to the tax treatment described below in "Gain on Sale, Exchange or Other Taxable Disposition of Our Common Stock."

        Subject to the discussions below regarding backup withholding and FATCA, dividends paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder's country of residence. A non-U.S. holder of our common stock who claims the benefit of an applicable income tax treaty between the United States and such holder's country of residence generally will be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E (or successor form) and satisfy applicable certification and other requirements. Non-U.S. holders are urged to consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty. A non-U.S. holder that is eligible for a reduced rate U.S. withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing the required information with the IRS.

        Subject to the discussions below regarding backup withholding and FATCA, dividends that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the United States and, if an applicable income tax treaty so provides, that are attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder within the United States, are generally exempt from the 30% withholding tax if the non-U.S. holder satisfies applicable certification and disclosure requirements. However, such U.S. effectively connected income, net of specified deductions and credits, is generally taxed at the same graduated U.S. federal income tax rates applicable to United States persons (as defined in the Code). Any U.S. effectively connected income received by a non-U.S. holder that is a corporation may also, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder's country of residence.

Gain on Sale, Exchange or Other Taxable Disposition of Our Common Stock

        Subject to the discussions below regarding backup withholding and FATCA, in general, a non-U.S. holder will not be subject to any U.S. federal income tax on any gain realized upon such holder's sale, exchange or other taxable disposition of shares of our common stock unless:

  •
  the gain is effectively connected with the non-U.S. holder's conduct of a U.S. trade or business and, if an applicable income tax treaty so provides, is attributable to a permanent establishment or a fixed base maintained by such non-U.S. holder in the United States, in which case the

    non-U.S. holder generally will be taxed at the graduated U.S. federal income tax rates applicable to United States persons (as defined in the Code) and, if the non-U.S. holder is a foreign corporation, the branch profits tax described above in "Distributions on Our Common Stock" also may apply;

  •
  the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the taxable disposition and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder's country of residence) on the net gain derived from the taxable disposition, which may be offset by certain U.S. source capital losses of the non-U.S. holder, if any; or

  •
  we are, or have been, at any time during the five-year period preceding such taxable disposition (or the non-U.S. holder's holding period, if shorter) a "U.S. real property holding corporation," unless our common stock is regularly traded on an established securities market and the non-U.S. holder holds no more than 5% of our outstanding common stock, directly or indirectly, during the shorter of the 5-year period ending on the date of the taxable disposition or the period that the non-U.S. holder held our common stock. If we are determined to be a U.S. real property holding corporation and the foregoing exception does not apply, then a purchaser may withhold 10% of the proceeds payable to a non-U.S. holder from a sale of our common stock and the non-U.S. holder generally will be taxed on its net gain derived from the disposition at the graduated U.S. federal income tax rates applicable to United States persons (as defined in the Code). Generally, a corporation is a U.S. real property holding corporation only if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we do not believe that we are, or have been, a U.S. real property holding corporation, or that we are likely to become one in the future. No assurance can be provided that our common stock will be regularly traded on an established securities market for purposes of the rules described above.

Backup Withholding and Information Reporting

        We must report annually to the IRS and to each non-U.S. holder the gross amount of the distributions on our common stock paid to such holder and the tax withheld, if any, with respect to such distributions. Non-U.S. holders may have to comply with specific certification procedures to establish that the holder is not a United States person (as defined in the Code) in order to avoid backup withholding at the applicable rate with respect to dividends on our common stock. Dividends paid to non-U.S. holders subject to the U.S. withholding tax, as described above in "Distributions on Our Common Stock," generally will be exempt from U.S. backup withholding.

        Information reporting and backup withholding will generally apply to the proceeds of a disposition of our common stock by a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

        Copies of information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder can be refunded or credited against the non-U.S. holder's U.S. federal income tax liability, if any, provided that an appropriate claim is timely filed with the IRS.

Withholding and Information Reporting Requirements—FATCA

        The Foreign Account Tax Compliance Act, or FATCA, may impose a U.S. federal withholding tax at a rate of 30% on payments of dividends on, or gross proceeds from the sale or other disposition of, our common stock paid to certain foreign entities, unless (i) if the foreign entity is a "foreign financial institution," such foreign entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the foreign entity is not a "foreign financial institution," such foreign entity or (iii) the foreign entity is otherwise exempt under FATCA provides either a certification that it does not have any substantial direct or indirect U.S. owners or provides information regarding such direct and indirect U.S. owners of the entity. Under applicable U.S. Treasury Regulations, withholding under FATCA currently applies to payments of dividends on our common stock and is scheduled to apply to gross proceeds from a sale or other disposition of our common stock made after December 31, 2016. Under certain circumstances, a non-U.S. holder may be eligible for refunds or credits of the tax. Certain intergovernmental agreements between the United States and other countries may modify these rules. Non-U.S. holders should consult their own tax advisors regarding the possible implications of this legislation on their investment in our common stock and the entities through which they hold our common stock, including, without limitation, the process and deadlines for meeting the applicable requirements to prevent the imposition of the 30% withholding tax under FATCA.

UNDERWRITING

        Stifel, Nicolaus & Company, Incorporated and Guggenheim Securities, LLC are acting as joint book-running managers of the offering and as representatives of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement dated the date of this prospectus supplement, each of the underwriters named below has severally agreed to purchase from us the aggregate number of shares of common stock set forth opposite their respective names below:

Underwriters	Number of Shares
Stifel, Nicolaus & Company, Incorporated
Guggenheim Securities, LLC

Total

        The underwriting agreement provides that the obligations of the several underwriters to purchase the shares of common stock included in this offering are subject to various conditions, including approval of legal matters by counsel. The nature of the underwriters' obligations commits them to purchase and pay for all of the shares of common stock listed above, other than those covered by the option to purchase additional shares described below, if any are purchased.

        The underwriters expect to deliver the shares of common stock to purchasers on or about                 , 2015.

Option to Purchase Additional Shares

        We have granted an option, exercisable for 30 days from the date of this prospectus supplement, to the underwriters to purchase up to a total of                    additional shares of our common stock from us at the public offering price, less the underwriting discounts and commissions payable by us, as set forth on the cover page of this prospectus supplement. If the underwriters exercise this option in whole or in part, then the underwriters will be committed, subject to the conditions described in the underwriting agreement, to purchase the additional shares of our common stock in proportion to the commitment set forth in the table above. Any shares of common stock issued or sold under the option will be issued and sold on the same terms and conditions as the other shares of common stock that are the subject of this offering.

Commissions and Discounts

        The underwriters propose to offer the shares of common stock directly to the public at the public offering price set forth on the cover page of this prospectus supplement, and at this price less a concession not in excess of $            per share of common stock to other dealers. After this offering, the offering price, concessions, and other selling terms may be changed by the underwriters. Our common stock is offered subject to receipt and acceptance by the underwriters and to the other conditions, including the right to reject orders in whole or in part.

        The following table summarizes the compensation to be paid to the underwriters by us and the proceeds, before expenses, payable to us:

Total
	Per Share	Without Option to Purchase Additional Shares	With Option to Purchase Additional Shares
Public offering price	$	$	$
Underwriting discounts and commissions	$	$	$
Proceeds, before expenses, to us	$	$	$

        We estimate that the total expenses of this offering payable by us, excluding underwriting discounts and commissions, will be approximately $250,000, which includes underwriting expenses. We have agreed to reimburse the underwriters for certain expenses in an amount up to $10,000.

Indemnification of Underwriters

        We will indemnify the underwriters against some civil liabilities, including liabilities under the Securities Act and liabilities arising from breaches of our representations and warranties contained in the underwriting agreement. If we are unable to provide this indemnification, we will contribute to payments the underwriters may be required to make in respect of those liabilities.

No Sales of Similar Securities

        The underwriters will require all of our directors and officers to agree not to offer, sell, agree to sell, directly or indirectly, or otherwise dispose of any shares of common stock or any securities convertible into or exchangeable for shares of common stock except for the shares of common stock offered in this offering without the prior written consent of the Representatives for a period of 90 days after the date of this prospectus supplement, subject to specified limited exceptions. The Representatives, in their sole discretion, may release any of the securities subject to these agreements at any time.

Short Sales, Stabilizing Transactions, and Penalty Bids

        In order to facilitate this offering, persons participating in this offering may engage in transactions that stabilize, maintain, or otherwise affect the price of our common stock during and after this offering. Specifically, the underwriters may engage in the following activities in accordance with the rules of the SEC.

        Short sales.    Short sales involve the sales by the underwriters of a greater number of shares than they are required to purchase in the offering. Covered short sales are short sales made in an amount not greater than the underwriters' option to purchase additional shares from us in this offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares. Naked short sales are any short sales in excess of such option to purchase additional shares. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in this offering.

        Stabilizing transactions.    The underwriters may make bids for or purchases of the shares for the purpose of pegging, fixing, or maintaining the price of the shares, so long as stabilizing bids do not exceed a specified maximum. Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or slowing a decline in the market price of the shares of common stock. They may also cause the price of the shares of common stock to be higher than the price that would otherwise exist in the open market in the absence of these transactions.

        Penalty bids.    If the underwriters purchase shares in the open market in a stabilizing transaction or syndicate covering transaction, they may reclaim a selling concession from the underwriters and selling group members who sold those shares as part of this offering. Stabilization and syndicate covering transactions may cause the price of the shares to be higher than it would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the price of the shares if it discourages resales of the shares.

        The transactions above may occur on the NASDAQ Global Market or otherwise. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of the shares. If these transactions are commenced, they may be discontinued without notice at any time.

Electronic Distribution

        A prospectus supplement in electronic format may be made available on the internet sites or through other online services maintained by one or more of the underwriters participating in this offering, or by their affiliates. In connection with this offering, the underwriters or certain of the securities dealers may distribute prospectus supplements electronically. The underwriters may agree to allocate a number of shares of common stock for sale to its online brokerage account holders. The underwriters may make internet distributions on the same basis as other allocations. Other than the prospectus supplement in electronic format, the information on any underwriter's website and any information contained in any other website maintained by an underwriter is not part of the prospectus or the registration statement of which this prospectus supplement forms a part, has not been approved or endorsed by us or any underwriter in its capacity as underwriter and should not be relied upon by investors.

Conflicts of Interest

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The underwriters and their affiliates have in the past provided, and may in the future from time to time provide, investment banking and other financing and banking services to us, for which they have in the past received, and may in the future receive, customary fees and reimbursement for their expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in the European Economic Area

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, each, a Relevant Member State, each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, or the Relevant Implementation Date, it has not made and will not make an offer of shares to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of shares to the public in that Relevant Member State at any time:

  •
  to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

  •
  to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

  •
  to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

  •
  in any other circumstances which do not require the publication by our company of a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer of shares to the public" in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Notice to Prospective Investors in the United Kingdom

        This prospectus supplement is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, or the Order, or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a "relevant person"). This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

LEGAL MATTERS

        The validity of the securities offered by this prospectus supplement will be passed upon for Egalet Corporation by Dechert LLP, New York, New York. The underwriters are being represented in connection with this offering by Cooley LLP, Reston, Virginia.

EXPERTS

        The financial statements incorporated by reference in this prospectus supplement and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

        The statements of assets acquired of SPRIX Nasal Spray (A Product Line of Luitpold Pharmaceuticals, Inc.), as of December 31, 2014 and March 31, 2014, and the related statements of net revenues and direct expenses for the periods then ended, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE AND AVAILABLE INFORMATION

        The SEC allows us to "incorporate by reference" into this prospectus supplement the information contained in documents that we file with them, which means that we can disclose important information to you by referring you to those documents. Any information incorporated by reference is considered to be part of this prospectus supplement. In the event of any conflict between any information in this prospectus supplement and information incorporated by reference that we filed with the SEC before the date of this prospectus supplement, the information in this prospectus supplement shall supersede such other information, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that is not deemed "filed" with the SEC, including information furnished under Items 2.02 or 7.01 of any Current Report on Form 8-K, will be incorporated by reference into, or otherwise included in, this prospectus supplement:

  1.
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on March 16, 2015;

  2.
  our definitive proxy statement on Schedule 14A, filed with the SEC on April 28, 2015, to the extent incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2014;

  3.
  our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015, filed with the SEC on May 8, 2015;

  4.
  the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on February 3, 2014 pursuant to Section 12(b) of the Exchange Act; and

  5.
  our Current Reports on Form 8-K, originally filed with the SEC on January 12, 2015, January 13, 2015 (as amended March 25, 2015), January 22, 2015, February 12, 2015, March 11, 2015, March 18, 2015, March 23, 2015, March 25, 2015, March 25, 2015, April 2, 2015, April 6, 2015, April 8, 2015, April 14, 2015, May 19, 2015, June 4, 2015, June 10, 2015, June 16, 2015, June 19, 2015, June 25, 2015, June 29, 2015, June 30, 2015, July 1, 2015 and July 2, 2015.

        This prospectus supplement is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus supplement and the accompanying prospectus regarding us and the securities, including certain exhibits and schedules. Whenever a reference is made in this prospectus supplement and the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated herein by reference for a copy of such contract, agreement or other document. We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. You may also read and copy any document we file at the SEC's Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

        We make available, free of charge, through our website our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. You may also obtain, free of charge, a copy of any of these documents (other than exhibits to these documents unless the exhibits are specifically incorporated by reference into these documents or referred to in this prospectus) by writing or calling us at the following address and telephone number:

Egalet Corporation
460 E. Swedesford Road
Suite 1050
Wayne, PA 19087
(610) 833-4200

PROSPECTUS

$125,000,000

EGALET CORPORATION

Common Stock
Preferred Stock
Warrants
Debt Securities
Rights to Purchase Common Stock, Preferred Stock,
Debt Securities or Units
Units

        We may offer and sell from time to time our shares of common stock, shares of preferred stock, warrants, debt securities and rights to purchase common stock, preferred stock, debt securities or units, as well as units that include any of these securities. We may sell any combination of these securities in one or more offerings with an aggregate initial offering price of up to $125,000,000.

        This prospectus provides you with a general description of the securities we may offer. Each time we offer securities pursuant to this prospectus, we will provide a prospectus supplement containing specific terms of the particular offering together with this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities. The prospectus supplement also may add, update or change information contained in this prospectus. This prospectus may not be used to offer and sell securities unless accompanied by the applicable prospectus supplement.

        Our common stock is listed on the NASDAQ Global Market under the symbol "EGLT." On April 30, 2015, the closing price of our common stock was $9.16.

        Investing in our securities involves significant risks. We strongly recommend that you read carefully the risks we describe in this prospectus and in any accompanying prospectus supplement, as well as the risk factors that are incorporated by reference into this prospectus from our filings made with the Securities and Exchange Commission. See "Risk Factors" on page 2 of this prospectus.

        We may sell the securities directly or to or through underwriters or dealers, and also to other purchasers or through agents. The names of any underwriters or agents that are included in a sale of securities to you, and any applicable commissions or discounts, will be stated in an accompanying prospectus supplement. In addition, the underwriters, if any, may over-allot a portion of the securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 6, 2015

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, (the "SEC"), using a "shelf" registration process. Under this shelf registration process, we may offer and sell from time to time any combination of the securities described in this prospectus in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering, with an aggregate initial offering price of up to $125,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this registration statement we will provide a prospectus supplement that describes the terms of the relevant offering. The prospectus supplement also may add, update or change information contained in this prospectus. Before making an investment decision, you should read carefully both this prospectus and any prospectus supplement together with the documents incorporated by reference into this prospectus as described below under the heading "Information Incorporated by Reference."

        The registration statement that contains this prospectus, including the exhibits to the registration statement and the information incorporated by reference, provides additional information about us and our securities. That registration statement can be read at the SEC website (www.sec.gov) or at the SEC public reference room, as discussed below under the heading "Where You Can Find More Information."

        You should rely only on the information provided in the registration statement, this prospectus and in any prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any supplement to this prospectus is accurate at any date other than the date indicated on the cover page of these documents or the filing date of any document incorporated by reference, regardless of its time of delivery. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted.

        We may sell our securities to or through underwriters, initial purchasers, dealers or agents, directly to purchasers or through a combination of any of these methods of sale, as designated from time to time. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of our securities. An applicable prospectus supplement, which we will provide each time we offer the securities, will set forth the names of any underwriters, initial purchasers, dealers or agents involved in the sale of our securities, and any related fee, commission or discount arrangements. See "Plan of Distribution."

        The terms "Egalet," the "Company," "our," "us" and "we," as used in this prospectus, refer to Egalet Corporation and its wholly-owned subsidiaries, unless we state otherwise or the context indicates otherwise.

EGALET CORPORATION

        We are a fully integrated specialty pharmaceutical company developing, manufacturing and commercializing innovative medicines for patients with acute and chronic pain while helping to protect physicians, families and communities from the burden of prescription abuse. On January 8, 2015 we announced the acquisition and license of two innovative pain products, SPRIX® (ketorolac tromethamine) Nasal Spray and OXAYDOTM (oxycodone HCI, USP) tablets for oral use only—CII, both approved by the U.S. Food and Drug Administration ("FDA") to treat pain. SPRIX Nasal Spray, a non-steroidal anti-inflammatory drug ("NSAID"), is indicated in adult patients for the short-term (up to five days) management of moderate to moderately severe pain that requires analgesia at the opioid level. OXAYDO is the first and only approved immediate-release ("IR") oxycodone product formulated to deter abuse via snorting, for the management of acute and chronic moderate to severe pain where an opioid is appropriate.

        In addition, using our proprietary Guardian™ Technology, we are developing a pipeline of clinical-stage, opioid-based product candidates that are specifically designed to deter abuse by physical and chemical manipulation. We have initiated a pivotal bioequivalence ("BE") study for our lead product candidate based on our proprietary technology in the first quarter of 2015 and plan to start a Phase 3 program for our second product candidate in the second quarter of 2015. We plan to submit a new drug application ("NDA") for our first product candidate in the fourth quarter of 2015 and an NDA for our second product candidate in the second half of 2016. We also have a collaboration and license agreement with Shionogi Limited ("Shionogi") to develop, manufacture and commercialize abuse-deterrent hydrocodone-based product candidates using our technology. Our Guardian Technology can be applied broadly across different classes of pharmaceutical products and can be used to develop combination products that include multiple active pharmaceutical ingredients with similar or different release profiles and offers us a number of long-term growth opportunities.

        Our filings with the SEC are posted on our website at www.egalet.com. The information found on our website is not part of this or any other report we file with or furnish to the SEC. The public can also obtain copies of these filings by visiting the SEC's Public Reference Room at 100 F Street NE, Washington DC 20549, or by calling the SEC at 1-800-SEC-0330 or by accessing the SEC's website at www.sec.gov.

FORWARD-LOOKING STATEMENTS

        This registration statement on Form S-3 contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about the Company's beliefs and expectations, are forward-looking statements. We may, in some cases, use terms such as "believes," "estimates," "anticipates," "expects," "plans," "intends," "may," "could," "might," "will," "should," "approximately" or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements appear in a number of places throughout this registration statements and include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, our ongoing and planned preclinical development and clinical trials, our ability to successfully commercialize Sprix and OXAYDO, the timing of and our ability to make regulatory filings and obtain and maintain regulatory approvals for our product candidates, our intellectual property position, the degree of clinical utility of our products, particularly in specific patient populations, our ability to develop commercial functions, expectations regarding clinical trial data, our results of operations, cash needs, spending of the proceeds from this offering, financial condition, liquidity, prospects, growth and strategies, the industry in which we operate and the trends that may affect the industry or us.

        Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we are under no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should not place undue reliance on our forward-looking statements. Although we believe that the expectations reflected in forward-looking statements are reasonable, we cannot guarantee future results or performance. Before you invest in our common stock, you should be aware that the occurrence of the events described in the "Risk Factors" included in our Annual Report on Form 10-K for the year ended December 31, 2014, and in subsequent filings, which are incorporated by reference into this prospectus, could harm our business, prospects, operating results, and financial condition.

RISK FACTORS

        Investing in our securities involves risk. You should carefully consider the specific risks discussed or incorporated by reference into the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference into this prospectus and the applicable prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under the caption "Risk Factors" included in our Annual Report on Form 10-K for the year ended December 31, 2014 and in subsequent filings, which are incorporated by reference into this prospectus. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future or by a prospectus supplement relating to a particular offering of our securities. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of your investment.

RATIO OF EARNINGS TO FIXED CHARGES

        Our ratio of earnings to fixed charges for each of the five most recently completed fiscal years and any required interim periods will each be specified in a prospectus supplement or in a document that we file with the SEC and incorporate by reference pertaining to the issuance, if any, by us of debt securities in the future.

USE OF PROCEEDS

        Unless otherwise indicated in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities offered hereby for general corporate purposes, which include, but are not limited to, providing financing for clinical trials, acquisitions, capital expenditures, additions to working capital and expanding our commercial sales and marketing infrastructure or other corporate obligations.

DESCRIPTION OF CAPITAL STOCK

        The following description is a general summary of the terms of the shares of common stock or shares of preferred stock that we may issue. The description below and in any prospectus supplement does not include all of the terms of the shares of common stock or shares of preferred stock and should be read together with our Amended Restated Certificate of Incorporation and Amended and Restated Bylaws, copies of which have been filed previously with the SEC. For more information on how you can obtain copies of our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, see "Where You Can Find More Information."

Common Stock

General

        Our Amended and Restated Certificate of Incorporation, provides the authority to issue 75,000,000 shares of common stock, par value $0.001 per share. At April 13, 2015, there were 17,323,663 shares of common stock outstanding. Each share of our common stock has the same relative rights and is identical in all respects to each other share of our common stock. The rights, preferences and privileges of holders of our common stock are subject to the rights, preferences and privileges of the holders of shares of any series of preferred stock that we have issued or may issue in the future.

Voting Rights

        The holders of our common stock are entitled to one vote per share on any matter to be voted upon by our stockholders. Our Amended and Restated Certificate of Incorporation, does not permit cumulative voting in connection with the election of directors.

Dividends

        The holders of our common stock are entitled to dividends, if any, as our Board of Directors may declare from time to time from funds legally available for that purpose, subject to the holders of other classes of stock, if any, at the time outstanding having prior rights as to dividends, if any.

Liquidation Rights

        Upon any voluntary or involuntary liquidation, dissolution, or winding up of our affairs, the holders of our common stock are entitled to share ratably in all assets remaining after the payment of creditors, subject to any prior liquidation distribution rights of holders of other classes of stock, if any, at the time outstanding.

Miscellaneous

        Holders of our common stock have no preemptive, conversion, redemption or sinking fund rights. The outstanding shares of our common stock are, and the shares of common stock to be offered hereby when issued will be, validly issued, fully paid and non-assessable.

NASDAQ Listing

        Our common stock is listed on the NASDAQ Global Market under the symbol "EGLT."

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc. whose address is 44 West Lancaster Avenue, Ardmore, PA 19003.

Preferred Stock

General

        Our Amended and Restated Certificate of Incorporation authorizes the issuance of up to 5,000,000 shares of preferred stock, par value $0.001 per share, none of which are issued and outstanding as of the date of this prospectus. We may issue, from time to time in one or more series, the terms of which may be determined at the time of issuance by our board of directors, without further action by our stockholders, shares of preferred stock and such shares may include voting rights, preferences as to dividends and liquidation, conversion rights, redemption rights and sinking fund provisions. The shares of each series of preferred stock shall have preferences, limitations and relative rights, including voting rights, identical with those of other shares of the same series and, except to the extent provided in the description of such series, of those of other series of preferred stock.

        The issuance of any preferred stock could adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock. The ability of our board of directors to issue preferred stock could discourage, delay or prevent a takeover or change in control.

        The description of the terms of a particular series of preferred stock in the applicable prospectus supplement will not be complete. You should refer to the applicable certificate of designation for complete information regarding a series of preferred stock. The prospectus supplement will also contain a description of U.S. federal income tax consequences relating to the preferred stock, if material.

        The terms of any particular series of preferred stock will be described in the prospectus supplement relating to that particular series of preferred stock, including, where applicable:

  •
  the series designation, stated value and liquidation preference of such preferred stock and the number of shares offered;

  •
  the offering price;

  •
  the dividend rate or rates (or method of calculation), the date or dates from which dividends shall accrue, and whether such dividends shall be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to cumulate;

  •
  any redemption or sinking fund provisions;

  •
  the amount that shares of such series shall be entitled to receive in the event of our liquidation, dissolution or winding-up;

  •
  the terms and conditions, if any, on which shares of such series shall be convertible or exchangeable for shares of our stock of any other class or classes, or other series of the same class;

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  the voting rights, if any, of shares of such series in addition to those set forth under the caption entitled, "Voting Rights" below;

  •
  the status as to reissuance or sale of shares of such series redeemed, purchased or otherwise reacquired, or surrendered to us on conversion or exchange;

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  the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by us, of our common stock or of any other class of our stock ranking junior to the shares of such series as to dividends or upon liquidation (including, but not limited to, at such times as there are arrearages in the payment of dividends or sinking fund installments);

  •
  the conditions and restrictions, if any, on the creation of Company indebtedness, or on the issue of any additional stock ranking on a parity with or prior to the shares of such series as to dividends or upon liquidation; and

  •
  any additional dividend, liquidation, redemption, sinking or retirement fund and other rights, preferences, privileges, limitations and restrictions of such preferred stock.

        If we issue shares of preferred stock under this prospectus and any related prospectus supplement, the shares will be fully paid and non-assessable and will not have, or be subject to, any preemptive or similar rights.

Voting Rights

        The General Corporation Law of Delaware provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

Transfer Agent and Registrar

        The transfer agent and registrar for any series of preferred stock will be set forth in the applicable prospectus supplement.

Other

        Our issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of common stock. The issuance of preferred stock could have the effect of decreasing the market price of our common stock.

Delaware Law and Certain Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws Provisions

        The provisions of Delaware law and of our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws discussed below could discourage or make it more difficult to acquire control of the Company by means of a tender offer, open market purchases, a proxy contest or otherwise. Our Board of Directors believes that these charter provisions are appropriate to protect our interests and the interests of our stockholders. A summary of these provisions is set forth below. This summary does not purport to be complete and is qualified in its entirety by reference to the Delaware General Corporation Law and our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws.

        Delaware Anti-Takeover Law.    We are subject to Section 203 of the Delaware General Corporation Law. Section 203 generally prohibits a public Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

  •
  prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

  •
  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding specified shares; or

  •
  at or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

        Section 203 defines a "business combination" to include:

  •
  any merger or consolidation involving the corporation and the interested stockholder;

  •
  any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of the corporation to or with the interested stockholder;

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  subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

  •
  subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

  •
  the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

        In general, Section 203 defines an "interested stockholder" as any person that is:

  •
  the owner of 15% or more of the outstanding voting stock of the corporation;

  •
  an affiliate or associate of the corporation who was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date; or

  •
  the affiliates and associates of the above.

        Amended and Restated Certificate of Incorporation and Bylaws.    Under specific circumstances, Section 203 makes it more difficult for an "interested stockholder" to effect various business combinations with a corporation for a three-year period, although the stockholders may, by adopting an amendment to the corporation's Amended and Restated Certificate of Incorporation or bylaws, elect not to be governed by this section, effective 12 months after adoption.

        Our Amended and Restated Certificate of Incorporation and bylaws do not exclude us from the restrictions of Section 203. We anticipate that the provisions of Section 203 might encourage companies interested in acquiring us to negotiate in advance with our board of directors since the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder.

        Our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws, or the Bylaws, include a number of provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control of the management of the Company.

        First, our Amended and Restated Certificate of Incorporation provides that all stockholder actions must be effected at a duly called meeting of holders and not by a consent in writing.

        Second, our Bylaws provide that special meetings of the holders may be called only pursuant to a resolution adopted by a majority of the total number of authorized directors.

        Third, our Amended and Restated Certificate of Incorporation provides that our Board of Directors can issue up to 5,000,000 shares of Preferred Stock without further action by our stockholders.

        Fourth, our Amended and Restated Certificate of Incorporation and Bylaws provide for a classified Board of Directors in which approximately one-third of the directors are elected each year. Consequently, any potential acquirer would need to successfully complete two proxy contests in order to take control of our Board of Directors. As a result of the provisions of the Amended and Restated Certificate of Incorporation and Delaware law, stockholders will not be able to cumulate votes for directors.

        Fifth, our Bylaws establish procedures, including advance notice procedures, with regard to the nomination of candidates for election as directors and stockholder proposals. These provisions of our Amended and Restated Certificate of Incorporation and Bylaws could discourage potential acquisition proposals and could delay or prevent a change in control of the management of our company.

        Finally, our Amended and Restated Certificate of Incorporation prohibits a business combination with an interested stockholder without the approval of the holders of 75% of all voting shares and the vote of a majority of the voting shares held by disinterested stockholders, unless it has been approved by a majority of the disinterested directors.

Indemnification

        We have included in our Amended Restated Certificate of Incorporation and Amended and Restated Bylaws provisions to eliminate the personal liability of our directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by the Delaware General Corporation Law, and to indemnify our directors and officers to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, including circumstances in which indemnification is otherwise discretionary. These provisions may have the effect of reducing the likelihood of derivative litigation against our directors and may discourage or deter stockholders or management from bringing a lawsuit against our directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited the Company and our stockholders. We believe that these provisions are necessary to attract and retain qualified persons as directors and officers.

 DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of shares of our common stock, shares of our preferred stock or debt securities. The following description sets forth certain general terms and provisions of the warrants that we may offer pursuant to this prospectus. The particular terms of the warrants and the extent, if any, to which the general terms and provisions may apply to the warrants so offered will be described in the applicable prospectus supplement.

        Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

        A copy of the forms of the warrant agreement and the warrant certificate relating to any particular issue of warrants will be filed with the SEC each time we issue warrants, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the warrant agreement and the related warrant certificate, see "Where You Can Find More Information."

Stock Warrants

        The prospectus supplement relating to a particular issue of warrants to issue shares of our common stock or shares of our preferred stock will describe the terms of the common share warrants and preferred share warrants, including the following:

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  the title of the warrants;

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  the offering price for the warrants, if any;

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  the aggregate number of the warrants;

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  the designation and terms of the shares of common stock or shares of preferred stock that may be purchased upon exercise of the warrants;

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  the terms for changes or adjustments to the exercise price of the warrants;

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  if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

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  if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

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  the number of shares of common stock or shares of preferred stock that may be purchased upon exercise of a warrant and the price at which the shares may be purchased upon exercise;

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  the dates on which the right to exercise the warrants commence and expire;

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  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

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  the currency or currency units in which the offering price, if any, and the exercise price are payable;

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  if applicable, a discussion of material United States federal income tax considerations;

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  anti-dilution provisions of the warrants, if any;

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  redemption or call provisions, if any, applicable to the warrants;

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  any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

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  any other information we think is important about the warrants.

Debt Warrants

        The prospectus supplement relating to a particular issue of warrants to issue debt securities will describe the terms of those warrants, including the following:

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  the title of the warrants;

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  the offering price for the warrants, if any;

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  the aggregate number of the warrants;

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  the designation and terms of the debt securities purchasable upon exercise of the warrants;

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  the terms for changes or adjustments to the exercise price of the warrants;

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  if applicable, the designation and terms of the debt securities that the warrants are issued with and the number of warrants issued with each debt security;

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  if applicable, the date from and after which the warrants and any debt securities issued with them will be separately transferable;

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  the principal amount of debt securities that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;

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  the dates on which the right to exercise the warrants will commence and expire;

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  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

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  whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

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  information relating to book-entry procedures, if any;

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  the currency or currency units in which the offering price, if any, and the exercise price are payable;

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  if applicable, a discussion of material United States federal income tax considerations;

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  anti-dilution provisions of the warrants, if any;

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  redemption or call provisions, if any, applicable to the warrants;

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  any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

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  any other information we think is important about the warrants.

Exercise of Warrants

        Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the number of shares of common stock, shares of preferred stock or the principal amount of debt securities being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.

        Until a holder exercises the warrants to purchase our shares of common stock, shares of preferred stock or debt securities, the holder will not have any rights as a holder of our shares of common stock, shares of preferred stock or debt securities, as the case may be, by virtue of ownership of warrants.

DESCRIPTION OF DEBT SECURITIES

        The following is a general description of the terms of debt securities we may issue from time to time unless we provide otherwise in the applicable prospectus supplement. Particular terms of any debt securities we offer will be described in the prospectus supplement relating to such debt securities.

        As required by Federal law for all bonds and notes of companies that are publicly offered, any debt securities we issue will be governed by a document called an "indenture." An indenture is a contract between us and a financial institution acting as trustee on behalf of the holders of the debt securities, and is subject to and governed by the Trust Indenture Act of 1939, as amended. The trustee has two main roles. First, the trustee can enforce holders' rights against us if we default. There are some limitations on the extent to which the trustee acts on holders' behalf, described in the second paragraph under "Description of Debt Securities—Events of Default." Second, the trustee performs certain administrative duties, such as sending interest and principal payments to holders.

        Because this section is a summary, it does not describe every aspect of any debt securities we may issue or the indenture governing any such debt securities. Particular terms of any debt securities we offer will be described in the prospectus supplement relating to such debt securities, and we urge you to read the applicable indenture, which will be filed with the SEC at the time of any offering of debt securities, because it, and not this description, will define the rights of holders of such debt securities.

        A prospectus supplement will describe the particular terms of any series of debt securities we may issue, including some or all of the following:

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  the designation or title of the series of debt securities;

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  the total principal amount of the series of debt securities, the denominations in which the offered debt securities will be issued and whether the offering may be reopened for additional securities of that series and on what terms;

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  the percentage of the principal amount at which the series of debt securities will be offered;

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  the date or dates on which principal will be payable;

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  the rate or rates (which may be either fixed or variable) and/or the method of determining such rate or rates of interest, if any;

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  the date or dates from which any interest will accrue, or the method of determining such date or dates, and the date or dates on which any interest will be payable;

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  the terms for redemption, extension or early repayment, if any;

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  the currencies in which the series of debt securities are issued and payable;

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  whether the amount of payments of principal, interest or premium, if any, on a series of debt securities will be determined with reference to an index, formula or other method and how these amounts will be determined;

  •
  the place or places of payment, transfer, conversion and/or exchange of the debt securities;

  •
  the provision for any sinking fund;

  •
  any restrictive covenants;

  •
  events of default;

  •
  whether the series of debt securities are issuable in certificated form;

  •
  any provisions for legal defeasance or covenant defeasance;

  •
  whether and under what circumstances we will pay additional amounts in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (and the terms of this option);

  •
  any provisions for convertibility or exchangeability of the debt securities into or for any other securities;

  •
  whether the debt securities are subject to subordination and the terms of such subordination;

  •
  any listing of the debt securities on any securities exchange;

  •
  if applicable, a discussion of certain U.S. Federal income tax considerations, including those related to original issue discount, if applicable; and

  •
  any other material terms.

        The debt securities may be secured or unsecured obligations. Unless the prospectus supplement states otherwise, principal, interest and premium, if any, will be paid by us in immediately available funds.

General

        The indenture may provide that any debt securities proposed to be sold under this prospectus and the applicable prospectus supplement relating to such debt securities ("offered debt securities") and any debt securities issuable upon conversion or exchange of other offered securities ("underlying debt securities") may be issued under the indenture in one or more series.

        For purposes of this prospectus, any reference to the payment of principal of, or interest or premium, if any, on, debt securities will include additional amounts if required by the terms of the debt securities.

        Debt securities issued under an indenture, when a single trustee is acting for all debt securities issued under the indenture, are called the "indenture securities." The indenture may also provide that there may be more than one trustee thereunder, each with respect to one or more different series of securities issued thereunder. See "Description of Debt Securities—Resignation of Trustee" below. At a time when two or more trustees are acting under an indenture, each with respect to only certain series, the term "indenture securities" means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under an indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee. If two or more trustees are acting under an indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.

        We refer you to the applicable prospectus supplement relating to any debt securities we may issue from time to time for information with respect to any deletions from, modifications of or additions to the Events of Default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection, that will be applicable with respect to such debt securities.

        We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of indenture securities and issue additional indenture securities of that series unless the reopening was restricted when that series was created.

Conversion and Exchange

        If any debt securities are convertible into or exchangeable for other securities, the related prospectus supplement will explain the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or us, provisions for adjusting the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of the underlying debt securities. These terms may also include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement.

Payment and Paying Agents

        We will pay interest to the person listed in the applicable trustee's records as the owner of the debt security at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That day, often approximately two weeks in advance of the interest due date, is called the "record date." Because we will pay all the interest for an interest period to the holders on the record date, holders buying and selling debt securities must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called "accrued interest."

Events of Default

        Holders of debt securities of any series will have rights if an Event of Default occurs in respect of the debt securities of such series and is not cured, as described later in this subsection. The term "Event of Default" in respect of the debt securities of any series means any of the following:

  •
  we do not pay the principal of, or any premium on, a debt security of the series on its due date;

  •
  we do not pay interest on a debt security of the series within 30 days of its due date;

  •
  we do not deposit any sinking fund payment in respect of debt securities of the series on its due date and we do not cure this default within five days;

  •
  we remain in breach of a covenant in respect of debt securities of the series for 90 days after we receive a written notice of default stating we are in breach. The notice must be sent by either the trustee or holders of at least 25% of the principal amount of debt securities of the series;

  •
  we file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur; and

  •
  any other Event of Default occurs in respect of debt securities of the series described in the prospectus supplement.

        An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the same or any other indenture. The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal, premium or interest, if it considers the withholding of notice to be in the best interests of the holders.

  Remedies if an Event of Default Occurs

        If an Event of Default has occurred and has not been cured or waived, the trustee or the holders of not less than 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be canceled by the holders of a majority in principal amount of the debt securities of the affected series if the default is cured or waived and certain other conditions are satisfied.

        Except in cases of default, where the trustee has some special duties, the trustee typically is not required to take any action under an indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability (called an "indemnity"). If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances.

        Before a holder is allowed to bypass the trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to any debt securities, the following must occur:

  •
  the holder must give the trustee written notice that an Event of Default has occurred and remains uncured;

  •
  the holders of at least 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action;

  •
  the trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity; and

  •
  the holders of a majority in principal amount of the debt securities must not have given the trustee a direction inconsistent with the above notice during that 60-day period.

        However, a holder is entitled at any time to bring a lawsuit for the payment of money due on its debt securities on or after the due date. Each year, we will furnish to each trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the debt securities, or else specifying any default.

  Waiver of Default

        The holders of a majority in principal amount of the relevant series of debt securities may waive a default for all such series of debt securities. If this happens, the default will be treated as if it had not occurred. No one can waive a payment default on a holder's debt security, however, without the holder's approval.

Merger or Consolidation

        Under the terms of an indenture, we may be permitted to consolidate or merge with another entity. We may also be permitted to sell all or substantially all of our assets to another entity. However, typically we may not take any of these actions unless all the following conditions are met:

  •
  if we do not survive such transaction or we convey, transfer or lease our properties and assets substantially as an entirety, the acquiring company must be a corporation, limited liability company, partnership or trust, or other corporate form, organized under the laws of any state of the United States or the District of Columbia, and such company must agree to be legally responsible for our debt securities, and, if not already subject to the jurisdiction of any state of the United States or the District of Columbia, the new company must submit to such jurisdiction for all purposes with respect to the debt securities and appoint an agent for service of process;

  •
  alternatively, we must be the surviving company;

  •
  immediately after the transaction no Event of Default will exist;

  •
  we must deliver certain certificates and documents to the trustee; and

  •
  we must satisfy any other requirements specified in the prospectus supplement relating to a particular series of debt securities.

Modification or Waiver

        There are three types of changes we may make to an indenture and the debt securities issued thereunder.

  Changes Requiring Approval

        First, there are changes that we cannot make to debt securities without specific approval of all of the holders. The following is a list of the types of changes that may require specific approval:

  •
  change the stated maturity of the principal of or rate of interest on a debt security;

  •
  reduce any amounts due on a debt security;

  •
  reduce the amount of principal payable upon acceleration of the maturity of a security following a default;

  •
  at any time after a change of control has occurred, reduce any premium payable upon a change of control;

  •
  change the place or currency of payment on a debt security (except as otherwise described in the prospectus or prospectus supplement);

  •
  impair the right of holders to sue for payment;

  •
  adversely affect any right to convert or exchange a debt security in accordance with its terms;

  •
  reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;

  •
  reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults;

  •
  modify any other aspect of the provisions of the indenture dealing with supplemental indentures, modification and waiver of past defaults, changes to the quorum or voting requirements or the waiver of certain covenants; and

  •
  change any obligation we have to pay additional amounts.

  Changes Not Requiring Approval

        The second type of change does not require any vote by the holders of the debt securities. This type is limited to clarifications and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect, including the addition of covenants and guarantees. We also do not need any approval to make any change that affects only debt securities to be issued under the indenture after the change takes effect.

  Changes Requiring Majority Approval

        Any other change to the indenture and the debt securities may require the following approval:

  •
  if the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of that series; and

  •
  if the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of all of the series affected by the change, with all affected series voting together as one class for this purpose.

        The holders of a majority in principal amount of all of the series of debt securities issued under an indenture, voting together as one class for this purpose, may waive our compliance obligations with respect to some of our covenants in that indenture. However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under "Description of Debt Securities—Modification or Waiver—Changes Requiring Approval."

  Further Details Concerning Voting

        When taking a vote on proposed changes to the indenture and the debt securities, we expect to use the following rules to decide how much principal to attribute to a debt security:

  •
  for original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of these debt securities were accelerated to that date because of a default;

  •
  for debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that debt security described in the related prospectus supplement; and

  •
  for debt securities denominated in one or more foreign currencies, we will use the U.S. dollar equivalent.

        Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described later under "Description of Debt Securities—Defeasance—Legal Defeasance."

        We generally will be entitled to set any day as a record date for the purpose of determining the holders of outstanding indenture securities that are entitled to vote or take other action under the indenture. If we set a record date for a vote or other action to be taken by holders of one or more series, that vote or action may be taken only by persons who are holders of outstanding indenture securities of those series on the record date and must be taken within 11 months following the record date.

        Book-entry and other indirect holders will need to consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.

Defeasance

        The following provisions will be applicable to each series of debt securities unless we state in the applicable prospectus supplement that the provisions of covenant defeasance and legal defeasance will not be applicable to that series.

  Covenant Defeasance

        We can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the particular series was issued. This is called "covenant defeasance." In that event, the holders would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay holders' debt securities. If applicable, a holder also would be released from the subordination provisions described under "Description of Debt Securities—Indenture Provisions—Subordination" below. In order to achieve covenant defeasance, we must do the following:

  •
  If the debt securities of the particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of such debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates;

  •
  We may be required to deliver to the trustee a legal opinion of our counsel confirming that, under current U.S. Federal income tax law, we may make the above deposit without causing the holders to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity; and

  •
  We must deliver to the trustee certain documentation stating that all conditions precedent to covenant defeasance have been complied with.

        If we accomplish covenant defeasance, holders can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee is prevented from making payment. In fact, if one of the remaining Events of Default occurred (such as our bankruptcy) and the debt securities became immediately due and payable, there might be a shortfall. Depending on the event causing the default, holders may not be able to obtain payment of the shortfall.

  Legal Defeasance

        As described below, we can legally release ourselves from all payment and other obligations on the debt securities of a particular series (called "legal defeasance"), (1) if there is a change in U.S. Federal tax law that allows us to effect the release without causing the holders to be taxed any differently than if the release had not occurred, and (2) if we put in place the following other arrangements for holders to be repaid:

  •
  If the debt securities of the particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of such debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates;

  •
  We may be required to deliver to the trustee a legal opinion confirming that there has been a change in current U.S. Federal tax law or an Internal Revenue Service ruling that allows us to make the above deposit without causing the holders to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity. Under current U.S. Federal tax law, the deposit and our legal release from the debt securities would be treated as though we paid each holder its share of the cash and notes or bonds at the time the cash and notes or bonds were deposited in trust in exchange for its debt securities and holders would recognize gain or loss on the debt securities at the time of the deposit; and

  •
  We must deliver to the trustee a legal opinion and officers' certificate stating that all conditions precedent to legal defeasance have been complied with.

        If we ever did accomplish legal defeasance, as described above, holders would have to rely solely on the trust deposit for repayment of the debt securities. Holders could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent. If applicable, holders would also be released from the subordination provisions described later under "Description of Debt Securities—Indenture Provisions—Subordination."

Resignation of Trustee

        Each trustee may resign or be removed with respect to one or more series of indenture securities provided that a successor trustee is appointed to act with respect to such series. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.

Indenture Provisions—Subordination

        Upon any distribution of our assets upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of (and premium, if any) and interest on any indenture securities denominated as subordinated debt securities is to be subordinated to the extent provided in the indenture in right of payment to the prior payment in full of all Senior Indebtedness (defined below), but our obligation to holders to make payment of the principal of (and premium, if any) and interest on such subordinated debt securities will not otherwise be affected. In addition, no payment on account of principal (or premium, if any), interest or sinking fund, if any, may be made on such subordinated debt securities at any time unless full payment of all amounts due in respect of the principal (and premium, if any), interest and sinking fund, if any, on Senior Indebtedness has been made or duly provided for in money or money's worth.

        In the event that, notwithstanding the foregoing, any payment from us is received by the trustee in respect of subordinated debt securities or by the holders of any of such subordinated debt securities before all Senior Indebtedness is paid in full, the payment or distribution must be paid over to the holders of the Senior Indebtedness or on their behalf for application to the payment of all the Senior Indebtedness remaining unpaid until all the Senior Indebtedness has been paid in full, after giving effect to any concurrent payment or distribution to the holders of the Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness, the holders of such subordinated debt securities will be subrogated to the rights of the holders of the Senior Indebtedness to the extent of payments made to the holders of the Senior Indebtedness out of the distributive share of such subordinated debt securities.

        By reason of this subordination, in the event of a distribution of our assets upon our insolvency, certain of our senior creditors may recover more, ratably, than holders of any subordinated debt securities. The related indenture will provide that these subordination provisions will not apply to money and securities held in trust under the defeasance provisions of the indenture.

        "Senior Indebtedness" will be defined in an applicable indenture as the principal of (and premium, if any) and unpaid interest on:

  •
  our indebtedness (including indebtedness of others guaranteed by us), whenever created, incurred, assumed or guaranteed, for money borrowed (other than indenture securities issued under the indenture and denominated as subordinated debt securities), unless in the instrument creating or evidencing the same or under which the same is outstanding it is provided that this indebtedness is not senior or prior in right of payment to the subordinated debt securities; and

  •
  renewals, extensions, modifications and refinancings of any of such indebtedness.

        The prospectus supplement accompanying any series of indenture securities denominated as subordinated debt securities will set forth the approximate amount of our Senior Indebtedness outstanding as of a recent date.

Trustee

        We intend to name the indenture trustee for each series of indenture securities in the related prospectus supplement.

Certain Considerations Relating to Foreign Currencies

        Debt securities denominated or payable in foreign currencies may entail significant risks. These risks include the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable prospectus supplement.

DESCRIPTION OF RIGHTS

        The following is a general description of the terms of the rights we may issue from time to time unless we provide otherwise in the applicable prospectus supplement. Particular terms of any rights we offer will be described in the prospectus supplement relating to such rights.

General

        We may issue rights to purchase common stock, preferred stock, debt securities or units. Rights may be issued independently or together with other securities and may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering to our stockholders, we may enter into a standby underwriting, backstop or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. In connection with a rights offering to our stockholders, we would distribute certificates evidencing the rights and a prospectus supplement to our stockholders on or about the record date that we set for receiving rights in such rights offering.

        The applicable prospectus supplement will describe the following terms of any rights we may issue, including some or all of the following:

  •
  the title and aggregate number of the rights;

  •
  the subscription price or a formula for the determination of the subscription price for the rights and the currency or currencies in which the subscription price may be payable;

  •
  if applicable, the designation and terms of the securities with which the rights are issued and the number of rights issued with each such security or each principal amount of such security;

  •
  the number or a formula for the determination of the number of the rights issued to each stockholder;

  •
  the extent to which the rights are transferable;

  •
  in the case of rights to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one right;

  •
  in the case of rights to purchase common stock or preferred stock, the type of stock and number of shares of stock purchasable upon exercise of one right;

  •
  the date on which the right to exercise the rights will commence, and the date on which the rights will expire (subject to any extension);

  •
  if applicable, the minimum or maximum amount of the rights that may be exercised at any one time;

  •
  the extent to which such rights include an over-subscription privilege with respect to unsubscribed securities;

  •
  if applicable, the procedures for adjusting the subscription price and number of shares of common stock or preferred stock purchasable upon the exercise of each right upon the occurrence of certain events, including stock splits, reverse stock splits, combinations, subdivisions or reclassifications of common stock or preferred stock;

  •
  the effect on the rights of any merger, consolidation, sale or other disposition of our business;

  •
  the terms of any rights to redeem or call the rights;

  •
  information with respect to book-entry procedures, if any;

  •
  the terms of the securities issuable upon exercise of the rights;

  •
  if applicable, the material terms of any standby underwriting, backstop or other purchase arrangement that we may enter into in connection with the rights offering;

  •
  if applicable, a discussion of certain U.S. Federal income tax considerations; and

  •
  any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights.

Exercise of Rights

        Each right will entitle the holder to purchase for cash or other consideration such shares of stock or principal amount of securities at the subscription price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the rights offered thereby. Rights may be exercised as set forth in the applicable prospectus supplement beginning on the date specified therein and continuing until the close of business on the expiration date set forth in the prospectus supplement relating to the rights offered thereby. After the close of business on the expiration date, unexercised rights will become void.

        Upon receipt of payment and a subscription certificate properly completed and duly executed at the corporate trust office of the subscription agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the rights represented by such subscription certificate are exercised, a new subscription certificate will be issued for the remaining rights. If we so indicate in the applicable prospectus supplement, holders of the rights may surrender securities as all or part of the exercise price for rights.

        We may determine to offer any unsubscribed offered securities directly to stockholders, persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting, backstop or other arrangements, as set forth in the applicable prospectus supplement.

        Prior to exercising their rights, holders of rights will not have any of the rights of holders of the securities purchasable upon subscription, including, in the case of rights to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights or, in the case of rights to purchase debt securities, the right to receive principal, premium, if any, or interest payments, on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture.

DESCRIPTION OF UNITS

        We may issue units comprising one or more securities described in this prospectus in any combination. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.

        Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the unit agreement and the related unit certificate, see "Where You Can Find More Information."

        The prospectus supplement relating to any particular issuance of units will describe the terms of those units, including, to the extent applicable, the following:

  •
  the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

  •
  any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

  •
  whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

        We may sell the securities offered by this prospectus in any one or more of the following ways from time to time:

  •
  to or through one or more underwriters, initial purchasers, brokers or dealers;

  •
  through agents to investors or the public;

  •
  in short or long transactions;

  •
  through put or call option transactions relating to our common stock;

  •
  directly to agents or other purchasers;

  •
  in "at the market offerings" within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

  •
  though a combination of any such methods of sale; or

  •
  through any other method described in the applicable prospectus supplement.

        The applicable prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, initial purchasers, dealers or agents in connection with the offering, including:

  •
  the terms of the offering;

  •
  the names of any underwriters, dealers or agents;

  •
  the name or names of any managing underwriter or underwriters;

  •
  the purchase price of the securities and the proceeds to us from the sale;

  •
  any over-allotment options under which the underwriters may purchase additional shares of common stock from us;

  •
  any underwriting discounts, concessions, commissions or agency fees and other items constituting compensation to underwriters, dealers or agents;

  •
  any delayed delivery arrangements;

  •
  any public offering price;

  •
  any discounts or concessions allowed or re-allowed or paid by underwriters or dealers to other dealers; or

  •
  any securities exchange or market on which the common stock offered in the prospectus supplement may be listed.

        If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account for resale to the public, either on a firm commitment basis or a best efforts basis. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities hereunder, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for sale is reached. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions. We may change from time to time any public offering price and any discounts or concessions the underwriters allow or pay to dealers.

        During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

        Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

        If dealers are used for the sale of securities, we, or an underwriter, will sell the securities to them as principals. The dealers may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the applicable prospectus supplement the names of the dealers and the terms of the transaction.

        We may also sell the securities through agents designated from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

        We may sell the securities directly in transactions not involving underwriters, dealers or agents.

        We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

        Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the applicable securities laws and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the applicable securities laws. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the applicable securities laws.

        Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses for which they may receive customary fees and reimbursement of expenses.

        We may use underwriters with whom we have a material relationship. We will describe the nature of such relationship in the applicable prospectus supplement.

        Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

        We may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with us, including, without limitation, in connection with distributions of the securities by those broker-dealers. We may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. We may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.

LEGAL MATTERS

        The validity of the securities being offered hereby will be passed upon for us by Dechert LLP, New York, New York.

EXPERTS

        The financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

        The statements of assets acquired of SPRIX Nasal Spray (A Product Line of Luitpold Pharmaceuticals, Inc.), as of December 31, 2014 and March 31, 2014, and the related statements of net revenues and direct expenses for the periods then ended, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and other reports, proxy and information statements and other information with the Securities and Exchange Commission. Copies of these materials may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington,

D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room. The SEC maintains a website that contains reports, proxy statements and other information regarding us. The address of the SEC website is http://www.sec.gov. We maintain a website at www.egalet.com. Information contained on our website is not incorporated into this prospectus and you should not consider information contained on our website to be part of this prospectus or any prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

        The SEC allows us to "incorporate by reference" into this prospectus the information contained in documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC before the date of this prospectus, while information that we file later with the SEC will automatically update and supersede prior information. Any information so updated and superseded shall not be deemed, except as so updated and superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that is not deemed "filed" with the SEC, including information furnished under Items 2.02 or 7.01 of any Current Report on Form 8-K, will be incorporated by reference into, or otherwise included in, this prospectus:

  1.
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed with the SEC on March 16, 2015;

  2.
  our Current Reports on Form 8-K filed with the SEC on March 18, 2015, March 23, 2015, March 25, 2015, April 2, 2015, April 2, 2015, April 6, 2015, April 8, 2015 and April 14, 2015, and Amendment No. 1 to our Current Report on Form 8-K originally filed with the SEC on January 13, 2015, filed with the SEC on March 25, 2015; and

  3.
  our description of our common stock contained in the registration statement on Form 8-A, filed on February 3, 2014, and all amendments and reports updating such description..

        We make available, free of charge, through our website our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. You may also obtain, free of charge, a copy of any of these documents (other than exhibits to these documents unless the exhibits are specifically incorporated by reference into these documents or referred to in this prospectus) by writing or calling us at the following address and telephone number:

Egalet Corporation
460 E. Swedesford Road
Suite 1050
Wayne, PA 19087
(610) 833-4200

                        Shares

Common Stock

PROSPECTUS SUPPLEMENT

Joint Bookrunning Managers

Stifel	Guggenheim Securities

July        , 2015